FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 13, 2016 (the “First Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and ADMA BIOLOGICS, INC., a Delaware corporation with an office located at 465 Route 17 South, Ramsey, NJ 07446, ADMA PLASMA BIOLOGICS, INC., a Delaware corporation with an office located at 465 Route 17 South, Ramsey, NJ 07446 and ADMA BIO CENTERS GEORGIA INC. a Delaware corporation with offices located at 6290 Jimmy Carter Blvd., Norcross, Georgia 30071 and 3000 Windy Hill Rd. SE, Suites 220 and 212, Marietta, Georgia 30067 (individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of June 19, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein and to grant set waivers as set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.
Section 2.2(a)

(ii)    of the Loan Agreement is hereby amended and restated in its entirety as follows: (ii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate amount up to Four Million Dollars ($4,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re borrowed.

3.
Section 2.2(a) is hereby amended by adding thereto the following subsection (iii):

(iii)   Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate amount up to Five Million Dollars ($5,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, Term B Loans and the Term C Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term C Loan may be re borrowed.

4.
Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule with respect to the Term Loans equal to (i) thirty (30) months, if the Term C Loans are made hereunder occurs and (ii) thirty-six (36) months, otherwise. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

5.	Section 2.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

2.5	Fees. Borrower shall pay to Collateral Agent:

(a)    Facility Fee. A fully earned, non-refundable facility fee of One Hundred Twenty Five Thousand Dollars ($125,000.00) to be shared between the Lenders pursuant to their respective Commitment Percentages payable as follows: (i) One Hundred Five Thousand Dollars ($105,000.00) of the facility fee has already been paid, and (ii) Twenty Thousand Dollars ($20,000.00) of the facility fee shall be due and payable on the Funding Date of the Term B Loans;

(b)    Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c)    Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(d)    Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due; and

(e)    Non-Utilization Fee. If the Second Draw Period commences but the Term B Loans are not drawn prior to the end of the Second Draw Period, a fully earned, non-refundable non-utilization fee equal to Sixty Thousand Dollars ($60,000.00), which non-use fee shall be due and payable on the last day of the Second Draw Period, to be shared between the Lenders in accordance with their respective Pro Rata Shares.

6.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein:

“Amortization Date” is (i) February 1, 2017, if Term C Loans are not made hereunder and (ii) August 1, 2017, if Term C Loans are made hereunder.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)    for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii)   for a prepayment made after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of such Term Loan prepaid; and

(iii)  for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Second Draw Period” is the period commencing on the date of the occurrence of the Equity Event and ending on the earlier of (i) May 31, 2016, (ii) thirty (30) days after the occurrence of the Equity Event and (iii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Equity Event an Event of Default has occurred and is continuing.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

7.	Section 13.1 of the Loan Agreement is hereby further amended by adding the following definitions theretoin alphabetical order:

“Equity Event” is the receipt by Borrower on or after April 25, 2016 of unrestricted gross cash proceeds of not less than Ten Million Dollars ($10,000,000.00) from the issuance and sale by Borrower of its equity securities, and the receipt of evidence thereof by Collateral Agent which evidence must be reasonably satisfactory to Collateral Agent.

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Third Draw Period” is the period commencing on the date of the occurrence of the BLA Approval Event and ending on the earlier of (i) January 31, 2017, (ii) thirty (30) days after the occurrence of the BLA Approval Event and (iii) the occurrence of an Event of Default; provided, however, that the Third Draw Period shall not commence if on the date of the occurrence of the BLA Approval Event an Event of Default has occurred and is continuing.

8.	Section 13.1 of the Loan Agreement is hereby further amended by deleting therefrom the definition of “Revenue Event”.

9.	Schedule 1.1 to the Loan Agreement is hereby amended and restated in its entirety as follows:

SCHEDULE 1.1

Lenders and Commitments

Term A Loans
Lender Term	Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$16,000,000.00	100.00%
TOTAL	$16,000,000.00	100.00%

	Term B Loans
Lender Term	Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$4,000,000.00	100.00%
TOTAL	$4,000,000.00	100.00%

	Term C Loans
Lender Term	Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$5,000,000.00	100.00%
TOTAL	$5,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender Term	Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$25,000,000.00	100.00%
TOTAL	$25,000,000.00	100.00%

10.	Limitation of Amendment.

a.
The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

11.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

12.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

13.
This Amendment shall be deemed effective as of the First Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

14.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

15.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the First Amendment Date.

BORROWERS:

ADMA BIOLOGICS, INC.

By: /s/ Adam Grossman Name: Adam Grossman Title: President & CEO

ADMA PLASMA BIOLOGICS, INC.

By: /s/ Adam Grossman Name: Adam Grossman Title: President

ADMA BIO CENTERS GEORGIA INC.

By: /s/ Adam Grossman Name: Adam Grossman Title: President

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Mark Davis Name: Mark Davis Title: Vice President-Finance, Secretary & Treasurer